    As filed with the Securities and Exchange Commission on November 23, 1999
                                                        Registration No. 333____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                              PURCHASEPRO.COM, INC.
             (Exact name of registrant as specified in its charter)

                 Nevada                                   88-0385401
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                   Identification No.)

        3291 N. Buffalo Drive                               89129
           Las Vegas, NV                                 (Zip Code)
        (Address of principal
          executive offices)


                        Purchase Pro International, Inc.
                              1998 Stock Option and
                                 Incentive Plan
                                       and
                               1999 Stock Plan of
                              PurchasePro.com, Inc.


           Christopher P. Carton                           Copy to:
           PurchasePro.com, Inc.                       James P. Clough
           3291 N. Buffalo Drive               Pillsbury Madison & Sutro LLP
           Las Vegas, NV 89129                     235 Montgomery Street
             (702) 316-7000                       San Francisco, CA 94104
      (Name, address and telephone                    (415) 983-1000
       number of agent for service)

   ------------------------------------       ----------------------------------


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                          Proposed                 Proposed
   Title of Securities           Amount To            Maximum Offering         Maximum Aggregate             Amount of
    To Be Registered           Be Registered          Price Per Share           Offering Price           Registration Fee
--------------------------   -------------------   -----------------------  ------------------------  ------------------------

Common Stock, par value
$.01 per share                3,000,000 shares         $114.00(1)               $25,758,669                   $7,161
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share                1,500,000 shares         $114.00(2)               $97,530,850                   $27,114
------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee              N/A                     N/A                     N/A                       $34,275
==============================================================================================================================

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

(1) Computed in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $3.90 per share covering 2,872,310 outstanding options and the estimated exercise price of $114.00 per share covering 127,690 authorized shares pursuant to the PurchasePro International, Inc. 1998 Stock Option and Incentive Plan. The estimated exercise price of $114.00 was computed in accordance with Rule 457 by averaging the high and low prices of a share of PurchasePro.com, Inc. Common Stock, as reported on the Nasdaq National Market on November 16, 1999.

(2) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $19.25 per share covering 775,400 outstanding options and the estimated exercise price of $114.00 per share covering 724,600 authorized shares pursuant to the 1999 Stock Plan of PurchasePro.com, Inc. The estimated exercise price of $114.00 was computed in accordance with Rule 457 by averaging the high and low prices of a share of PurchasePro.com, Inc. Common Stock, as reported on the Nasdaq National Market on November 16, 1999.

                                     PART I


Item 1.  Program Information.*


Item 2.  Registrant Information and Employee Program Annual Information.*

    Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                     PART II

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

     (a) Registrant's prospectus dated September 14, 1999, as supplemented September 28, 1999, filed pursuant to Rule 424(b) under the Securities Act of 1933 (in connection with Registrant's Registration Statement on Form S-1, File No. 333-80165 (the "Form S-1 Registration Statement")), which contains the balance sheets of the Registrant as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the period ended December 31, 1997 and 1998, as well as the six months ended June 30, 1999, together with the report thereon of Arthur Andersen LLP, independent public accountants; and

     (b) The description of Registrant's Common Stock contained in Registrant's registration statement on Form 8-A, filed June 22, 1999; Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30,1999.

     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.


Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Sections 78.7502 and 78.751 of the Nevada General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII of our articles of incorporation (Exhibit 3.1(i) to the Form S-1 Registration Statement) provides for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by Sections
78.7502 and 78.751 of the Nevada General Corporation Law. We have also entered into agreements with our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law.

     The Underwriting Agreement (Exhibit 1.1 to the Form S-1 Registration Statement) provides for indemnification by ourselves, our underwriters and our directors and officers of the underwriters, for certain liabilities, including liabilities arising under the Securities Act, and affords certain rights of contribution with respect thereto.

Item 7.   Exemption From Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

     Exhibit No.                       Description
     -----------                       -----------

         4.1        Form of Common Stock Certificate (1)

         5.1        Opinion regarding legality of the securities being offered

        10.1 Purchase Pro International, Inc. 1998 Stock Option and Incentive Plan (2)

        10.2        1999 Stock Plan of PurchasePro.com, Inc. (3)

        23.1        Consent of Pillsbury Madison & Sutro LLP (included in
                    Exhibit 5.1)

        23.2        Consent of Arthur Andersen LLP

        24.1        Powers of Attorney for directors and certain
                    officers of PurchasePro.com, authorizing the
                    signing of the registration statement on Form
                    S-8 on their behalf (see page 5)
--------------------------------------------------------------------------------
        (1) Incorporated by reference to Exhibit 4.1 to the Form S-1 Registration Statement.

       (2) Incorporated by reference to Exhibit 10.2 to the Form S-1 Registration Statement.

       (3) Incorporated by reference to Exhibit 10.3 to the Form S-1 Registration Statement.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (B) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (C) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on the 23rd day of November, 1999.

                                        PURCHASEPRO.COM, INC.


                                             /s/ CHRISTOPHER P. CARTON

                                        By ____________________________________
                                             Christopher P. Carton
                                             Chief Operating Officer, President
                                             And Secretary



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Johnson, Jr. and Christopher
P. Carton, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Name                                   Title                     Date

/s/ CHARLES E. JOHNSON, JR.
___________________________       Chief Executive Officer and
Charles E. Johnson, Jr.           Chairman


/s/ CHRISTOPHER P. CARTON
___________________________       Chief Operating Officer,
Christopher P. Carton             President, Secretary and Director


/s/ RICHARD C. ST. PETER
___________________________       Senior Vice President, Chief
Richard C. St. Peter              Financial Officer and Treasurer

/s/ SCOTT H. MILLER
___________________________       Vice President--Finance, Chief
   Scott H. Miller                Accounting Officer


/s/ JOHN G. CHILES
____________________________      Director
   John G. Chiles


/s/ DAVID I. FUENTE
____________________________      Director
   David I. Fuente


____________________________      Director
   J. Terrence Lanni


/s/ MICHAEL D. O'BRIEN
____________________________      Director
   Michael D. O'Brien


/S/ BRADLEY D. REDMON
____________________________      Director
   Bradley D. Redmon


   /s/ CHRISTOPHER P. CARTON
By: ________________________      Attorney-in-Fact
     Christopher P. Carton

                                INDEX TO EXHIBITS

                                                                 Sequentially
   Exhibit Number                                                Numbered Page
   --------------                                                -------------

       4.1           Form of Common Stock Certificate (1)

       5.1           Opinion regarding legality of the
                     securities being offered

      10.1           Purchase Pro International, Inc. 1998
                     Stock Option and Incentive Plan (2)

      10.2           1999 Stock Plan of PurchasePro.com, Inc. (3)

      23.1           Consent of Pillsbury Madison & Sutro
                     LLP (included in Exhibit 5.1)

      23.2           Consent of Arthur Andersen LLP

      24.1           Powers of Attorney for directors and
                     certain officers of PurchasePro.com,
                     Inc., authorizing the signing of
                     the registration statement on Form S-8 on
                     their behalf (see page 5)
  -----------------------------------------------------------------------------
       (1) Incorporated by reference to Exhibit 4.1 to the Form S-1 Registration Statement.
       (2)           Incorporated by reference to
                     Exhibit 10.2 to the Form S-1
                     Registration Statement.
       (3)           Incorporated by reference to
                     Exhibit 10.3 to the Form S-1
                     Registration Statement.